Exhibit 8.1

Rubico Inc.

20 Iouliou Kaisara Str,
19002 Paiania, Athens, Greece

December 11, 2025

Rubico Inc.: Exhibit 8.1 Opinion

Ladies and Gentlemen:

We have acted as counsel to Rubico Inc., a Marshall Islands corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form F-1 (File No. 333-              ) (the “Registration Statement”), as publicly filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof, under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder(the “Securities Act”) with respect to the public offering of the Company’s common shares, par value $0.01 per share (“Common Shares”) and/or pre-funded warrants, each warrant exercisable to purchase one Common Share (the “Warrants”). The Registration Statement also covers the registration of the Common Shares underlying the Warrants.

In rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i) the Registration Statement and the prospectus included therein (as amended or supplemented, the “Prospectus”); and

(ii) such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company, as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed (i) the legal competence or capacity of persons or entities (other than the Company) to complete the execution of documents; (ii) the genuineness of all signatures and the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as conformed or photostatic copies; (iv) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete; and (v) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

As to various questions of fact which are material to the opinion hereinafter expressed, we have relied upon statements or certificates of public officials, directors and officers of the Company and others, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

We have reviewed the discussion set forth in the Registration Statement under the caption “Tax Considerations—United States Federal Income Tax Consequences—United States Federal Income Taxation of U.S. Holders.” Based on the representations, covenants, assumptions, conditions and qualifications described in such section, and taking into account the fact that the discussions set forth in such section do not purport to discuss all possible U.S. federal income tax consequences of the ownership and disposition of the Company’s Common Shares or Warrants, and subject to the qualifications, limitations and assumptions set forth herein, we confirm that the discussions set forth in such section, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, constitute our opinion with respect to the material U.S. federal income tax consequences of the ownership and disposition of the Company’s Common Shares or Warrants, as of the date of the Registration Statement, and accurately state our views as to the tax matters discussed therein (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion). We express no opinion as to any U.S. federal income tax consequences other than the opinion set forth above. Except as set forth in the paragraph below concerning Marshall Islands tax considerations, we express no opinion with respect to tax consequences under any state, local or non-U.S. tax law.

We have reviewed the discussion set forth in the Registration Statement under the caption “Tax Considerations—Marshall Islands Tax Consequences.” Based on the facts as set forth in the Registration Statement, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we confirm that the statements in such discussion, to the extent they constitute legal conclusions, unless otherwise noted, are the opinion of Watson Farley & Williams LLP with respect to Marshall Islands tax consequences as of the date of the Registration Statement (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion).

Our opinions and the tax discussion as set forth in the Registration Statement are based on the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service which may be cited or used as precedents and case law, and the law of the Republic of the Marshall Islands as in effect on the date hereof, any of which may be changed at any time with retroactive effect. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the discussion of this opinion in the Registration Statement and Prospectus, to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters”, “Tax Considerations—United States Federal Income Tax Consequences—United States Federal Income Taxation of U.S. Holders” and “Tax Considerations—Marshall Islands Tax Consequences” in the Registration Statement and Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP